As filed with the Securities and Exchange Commission on April 30, 2019
Registration No. 333-_______
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S‑3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
____________

Edison International	California	95-4137452
(Exact name of registrant as specified in its charter)	(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2244 Walnut Grove Avenue (P.O. Box 976)
Rosemead, California 91770
626-302-2222
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Please send copies of all notices, orders and communications to:
Kathleen Brennan de Jesus
Senior Attorney
2244 Walnut Grove Avenue (P.O. Box 800)
Rosemead, California 91770
626‑302‑3476
(Name, address, including zip code, and telephone number, including area code, of agent for service)
____________

Approximate Date of Commencement of Proposed Sale to the Public: From time to time after the effective date of this registration statement.
____________

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and "emerging growth company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑             Accelerated filer ☐
Non-accelerated filer ☐            Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
Common Stock, no par value				$0

(1)
Omitted pursuant to General Instruction II.E. of Form S-3. This registration statement covers an indeterminate amount of common stock as may from time to time be offered hereunder at indeterminate prices.

(2)
In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the “Securities Act”), the registrant is deferring payment of the registration fee. Registration fees will be paid subsequently on a pay as you go basis in accordance with Rule 456(b) of the Securities Act.

PROSPECTUS
EDISON INTERNATIONAL

Common Stock

We may issue, offer and sell an indeterminate amount of common stock, no par value, from time to time in one or more offerings. This prospectus describes some of the general terms that may apply to an offering of our common stock.

Each time common stock is sold, a supplement to this prospectus that contains specific information about the offering will be provided. The prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus and any prospectus supplement for the specific offering before you invest in any of our common stock.

The common stock may be sold to or through underwriters, dealers or agents or directly to other purchasers. A prospectus supplement will set forth the names and compensation of any underwriters, dealers or agents involved in the sale of the common stock.

You should read this prospectus, any applicable prospectus supplement and any incorporated documents carefully before you invest in our common stock. This prospectus is not an offer to sell our common stock, and it is not soliciting an offer to buy our common stock, in any state or other jurisdiction where the offer or sale is not permitted.

Our common stock is listed on The New York Stock Exchange under the symbol "EIX."

Our address is 2244 Walnut Grove Ave. (P.O. Box 976), Rosemead, California 91770 and our telephone number is 626-302-2222.
_____________________

Investing in our common stock involves risks. See "Risk Factors" on page 2 of this prospectus and the risk factors included in the applicable prospectus supplement and in the documents incorporated by reference.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.
_____________________

The date of this Prospectus is April 30, 2019

ABOUT THIS PROSPECTUS
This prospectus is provided by Edison International which is sometimes referred to in this prospectus by the terms “we,” “us” and “our.”
This prospectus is part of an automatic “shelf” registration statement filed with the United States Securities and Exchange Commission ("SEC"). We may sell the common stock described in this prospectus from time to time in one or more offerings under this shelf registration statement. This prospectus only provides you with a general description of the common stock that we may offer. Each time we sell common stock, we will provide a supplement to this prospectus that contains specific information about the terms of the offering or program. The supplement may also add, delete, update or change information contained in this prospectus. Before purchasing any common stock, you should carefully read both this prospectus and any applicable prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information.”
We are responsible for the information contained and incorporated by reference in this prospectus, in any accompanying prospectus supplement and in any applicable free writing prospectus that we prepare or authorize. We have not authorized anyone to provide you with any other information, and we take no responsibility for any other information that others may provide you. We will not make an offer to sell our common stock in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any prospectus supplement is accurate only as of the dates on their respective covers, or any earlier dates specified therein. Our business, financial condition, results of operations and prospects may have changed since those respective dates.

FORWARD-LOOKING STATEMENTS
This prospectus, any accompanying prospectus supplement and the documents that are incorporated by reference therein may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect our current expectations and projections about future events based on our knowledge of present facts and circumstances and assumptions about future events and include any statement that does not directly relate to a historical or current fact. In this prospectus and elsewhere, the words “expects,” “believes,” “anticipates,” “estimates,” “projects,” “intends,” “plans,” “probable,” “may,” “will,” “could,” “would,” “should,” and variations of such words and similar expressions, or discussions of strategy or of plans, are intended to identify forward-looking statements. Such statements necessarily involve risks and uncertainties that could cause actual results to differ materially from those anticipated or otherwise could impact us and the value of our common stock. Some of the risks, uncertainties and other important factors that could cause results to differ from those currently expected, or that otherwise could impact us or the value of our common stock, are described under the headings “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Forward-Looking Statements” and “Risk Factors” in our most recent Annual Report on Form 10-K, and in subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K incorporated by reference into this prospectus.
We urge you to read this entire prospectus, including any prospectus supplement and the information incorporated by reference, and carefully consider the risks, uncertainties and other factors that affect our business. Forward-looking statements speak only as of the date they are made and we are not obligated to publicly update or revise forward-looking statements. You should review future reports we file with the SEC.

EDISON INTERNATIONAL
Edison International is the parent holding company of Southern California Edison Company and Edison Energy Group. Southern California Edison Company is an investor-owned public utility primarily engaged in the business of supplying and delivering electricity to an approximately 50,000 square mile area of southern California. Edison Energy Group is a holding company for subsidiaries engaged in pursuing competitive business opportunities across energy services and managed portfolio solutions to commercial and industrial customers. Edison Energy Group's business activities are currently not material to report as a separate business segment. Based in Rosemead, California, Edison International was incorporated in California in 1987.
The mailing address and telephone number of our principal executive offices are P.O. Box 976, Rosemead, CA 91770 and (626) 302-2222.
RISK FACTORS
Investing in our securities involves risks. Before purchasing any securities we offer, you should carefully consider the risk factors that are incorporated by reference herein from the section captioned "Risk Factors" in our most recent Annual Report on Form 10-K, together with all of the other information included in this prospectus and any prospectus supplement and any other information that we have incorporated by reference, including filings made with the SEC subsequent to the date hereof. Any of these risks, as well as other risks and uncertainties, could harm our financial condition, results of operations or cash flows.
USE OF PROCEEDS
Except as otherwise described in a prospectus supplement, we intend for the net proceeds of the offered common stock to be used for general corporate purposes.
DESCRIPTION OF COMMON STOCK
The following is a summary of the material terms of our common stock, which is based upon, and is qualified in its entirety by reference to, applicable law, our Restated Articles of Incorporation, as amended (the "Articles of Incorporation"), and our Amended and Restated Bylaws (the "Bylaws"). This summary may not contain all the information that is important to you; you can obtain additional information regarding our Articles of Incorporation and Bylaws by referring to such documents, copies of which are included as exhibits to the registration statement of which this prospectus forms a part.
General
Under our Articles of Incorporation, we have authority to issue 800,000,000 shares of common stock, no par value. As of April 26, 2019, there were 325,811,206 shares of common stock issued and outstanding. All shares of common stock will, when issued pursuant to this prospectus, be duly authorized, fully paid and nonassessable. We may issue our common stock from time to time upon such terms and for such consideration as may be determined by our board of directors. Such further issuances, up to the aggregate amounts authorized by our restated articles of incorporation, will not require approval by our shareholders. We may also issue common stock from time to time under dividend reinvestment and employee benefit plans.
Dividend Rights
Holders of our common stock, subject to any prior rights or preferences of preferred stock outstanding, have equal rights to receive dividends if and when declared by our board of directors out of funds legally available therefor.

Rights Upon Liquidation
In the event we are liquidated, dissolved or our affairs are wound up, after we pay or make adequate provision for all of our known debts and liabilities, each holder of common stock will receive distributions pro rata out of assets that we can legally use to pay distributions, subject to the rights of the holders of any of our preferred stock then outstanding.
Voting Rights
Except as otherwise provided by law, holders of our common stock have voting rights on the basis of one vote per share on each matter submitted to a vote at a meeting of shareholders, subject to any class or series voting rights of holders of our preferred stock. Our shareholders may not cumulate votes in elections of directors. As a result, the holders of our common stock and (if issued) preferred stock entitled to exercise more than 50% of the voting rights in an election of directors can elect all of the directors to be elected if they choose to do so. In such event, the holders of the remaining common stock and preferred stock voting for the election of directors will not be able to elect any persons to the board of directors.
Other Rights
In the event of our liquidation, dissolution or winding up and after payment of all prior claims, holders of our common stock would be entitled to receive any of our remaining assets, subject to any preferential rights of holders of outstanding shares of preferred stock. Holders of our common stock have no preemptive rights to subscribe for additional shares of common stock or any of our other securities, nor do holders of our common stock have any redemption or conversion rights.
Listing
Our common stock is listed on the New York Stock Exchange under the symbol “EIX.”
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Equiniti Trust Company.

PLAN OF DISTRIBUTION
We may sell the common stock registered pursuant to this prospectus in one or more of the following ways from time to time:

•	to or through underwriters, dealers or agents;

•	directly to agents or other purchasers;

•
in "at the market offerings," within the meaning of Rule 415(a)(4) of the Securities Act of 1933 (the “Securities Act”), to or through a market maker or into an existing trading market, on an exchange or otherwise;

•	in forward contracts or similar arrangements;

•	through a combination of any of the foregoing methods; or

•	through any other method described in the applicable prospectus supplement.

We, directly or through agents or dealers, may sell, and any underwriters may resell, our common stock in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale, including through transactions on the New York Stock Exchange or any other organized market where our common stock may be sold; or

•	in negotiated transactions.

We will name any underwriter, dealer or agent involved in the offer and sale of common stock in the applicable prospectus supplement. In addition, we will describe in the applicable prospectus supplement the public offering or purchase price and the proceeds we will receive from the sale of our common stock, any compensation we will pay to underwriters, dealers or agents in connection with such offering of our common stock, any discounts, concessions or commissions allowed or re-allowed by underwriters to participating dealers, and any exchanges on which our common stock will be listed.

Dealers and agents participating in the distribution of our common stock may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the common stock may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against certain civil liabilities, including liabilities under the Securities Act, and to reimburse these persons for certain expenses. We may also agree to contribute to payments that the underwriters, dealers or agents or any of their controlling persons may be required to make in respect of such liabilities. We may grant underwriters who participate in the distribution of the common stock we are registering pursuant to this prospectus an option to purchase additional shares in connection with a subsequent distribution. Certain underwriters, dealers or agents and their associates may engage in transactions with and perform services for us in the ordinary course of our business.

To facilitate a securities offering, certain persons participating in the offering may engage in sales in excess of the offering size, short covering transactions and penalty bids or stabilizing transactions in accordance with Regulation M under the Securities Exchange Act of 1934 (the "Exchange Act"). These activities, which may raise or maintain the market price of the common stock above independent market levels or prevent or retard a decline in the market price of the common stock include:

•
sales in excess of the offering size that create a short position, which the persons participating in the offering may close out by exercising any option they receive to purchase additional shares of our common stock or by purchasing shares in the open market;

•	stabilizing transactions that permit bids to purchase the underlying securities so long as the stabilizing bids do not exceed a specified maximum;

•	short covering positions involving purchases of securities in the open market after the distribution is completed to cover short positions; and

•
penalty bids permitting the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions.

The applicable prospectus supplement will describe any such activities. Should any of these activities be undertaken, they may be discontinued at any time.

VALIDITY OF THE SECURITIES

The validity of the common stock offered by this prospectus will be passed upon for Edison International by Barbara E. Mathews, its Vice President, Associate General Counsel, Chief Governance Officer and Corporate Secretary.Counsel for any underwriters, dealers or agents will be named in the applicable prospectus supplement.

Ms. Mathews is a salaried employee of Southern California Edison Company and earns stock-based compensation based on Edison International's common stock. Additionally, she may hold Edison International stock-based interests through an employee benefit plan and can participate in an Edison International shareholder dividend reinvestment and stock purchase plan.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2018 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION
Available Information
We are subject to the informational requirements of the Exchange Act, and, in accordance therewith, file annual, quarterly and current reports, proxy statements and other information with the SEC. Our filings with the SEC, as well as additional information about us, are also available to the public through our website at www.edison.com and are made available as soon as reasonably practicable after such material is filed with or furnished to the SEC. The information on our website is not a part of this prospectus supplement or the accompanying prospectus. Our filings are also available to the public through the SEC's website at www.sec.gov.

This prospectus is part of a registration statement that we filed with the SEC. You may obtain the full registration statement from the SEC or us, as indicated below. We filed the indenture and other documents establishing the terms of the offered debt securities as exhibits to the registration statement. Statements in this prospectus or any supplement about these documents are summaries. You should refer to the actual documents for a more complete description of the relevant matters.

Incorporation by Reference
The rules of the SEC allow us to “incorporate by reference” into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede the earlier information. This prospectus incorporates by reference the documents listed below that we have previously filed or may file in the future with the SEC. These documents contain important information about Edison International.

•	Our Annual Report on Form 10-K for the year ended December 31, 2018.

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2019.

•	Our Current Reports on Form 8-K filed on March 1, 2019 (only with respect to Item 5.02), March 14, 2019 (only with respect to Item 8.01), March 20, 2019, and April 26, 2019.

•
All additional documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus and the end of the offering of the common stock described in this prospectus are incorporated by reference herein, other than information furnished to the SEC under Item 2.02 or Item 7.01 of Form 8-K.

Upon request, we will provide a copy of any of these filings without charge to each person to whom a copy of this prospectus has been delivered. You may request a copy of these filings by writing or calling us at:
Edison International
2244 Walnut Grove Avenue
P.O. Box 976
Rosemead, California 91770
Attention: Corporate Governance
Telephone (626) 302-4008

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

The following is a statement of estimated expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions.

1.	Securities and Exchange Commission Registration Fee	$	*
2.	Printing, Engraving and Freight Expenses	$	**
3.	Legal Fees and Expenses	$	**
4.	Accounting Fees and Expenses	$	**
5.	Stock Exchange Listing Fees	$	**
6.	Miscellaneous	$	**
	Total	$	**

*	Omitted because, in accordance with Rules 456(b) and 457(r) of the Securities Act, we are deferring payment of the registration fee for the securities registered by this prospectus.

**	Because an indeterminate amount of securities is covered by this registration statement, the expenses in connection with the issuance and distribution of the securities cannot currently be estimated.

Item 15.    Indemnification of Directors and Officers.

Section 317 of the California Corporations Code provides that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any proceeding or action by reason of the fact that he or she is or was a director, officer, employee or other agent of such corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise. Section 317 also grants authority to a corporation to include in its articles of incorporation indemnification provisions in excess of that permitted in Section 317, subject to certain limitations.
Article Fifth of the Restated Articles of Incorporation of Edison International authorizes Edison International to provide indemnification of directors, officers, employees, and other agents through bylaw provisions, agreements with agents, votes of shareholders or disinterested directors, or otherwise, in excess of the indemnification otherwise permitted by Section 317 of the California Corporations Code, subject only to the applicable limits set forth in Section 204 of the California Corporations Code.
Article VI of the Amended Bylaws of Edison International contains provisions implementing the authority granted in Article Fifth of the Restated Articles of Incorporation. The Amended Bylaws provide for the indemnification of any director or officer of Edison International, or any person acting at the request of Edison International as a director, officer, employee or agent of another corporation or other enterprise, for any threatened, pending or completed action, suit or proceeding to the fullest extent permissible under California law and the Restated Articles of Incorporation of Edison International, subject to the terms of any agreement between Edison International and such a person; provided that, no such person shall be indemnified: (i) except to the extent that the aggregate of losses to be indemnified exceeds the amount of such losses for which the director or officer is paid pursuant to any directors’ or officers’ liability insurance policy maintained by Edison International; (ii) on account of any suit in which judgment is rendered for an accounting of profits made from the purchase or sale of securities of Edison International pursuant to Section 16(b) of the Securities Exchange Act of 1934 and

amendments thereto or similar provisions of any federal, state or local statutory law; (iii) if a court of competent jurisdiction finally determines that the indemnification is unlawful; (iv) for acts or omissions involving intentional misconduct or knowing and culpable violation of law; (v) for acts or omissions that the director or officer believes to be contrary to the best interests of Edison International or its shareholders, or that involve the absence of good faith; (vi) for any transaction from which the director or officer derived an improper personal benefit; (vii) for acts or omissions that show a reckless disregard for the director’s or officer’s duty to Edison International or its shareholders in circumstances in which the director or officer was aware, or should have been aware, in the ordinary course of performing his or her duties, of a risk of serious injury to Edison International; (viii) for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director’s or officer’s duties to Edison International or its shareholders; (ix) for costs, charges, expenses, liabilities and losses arising under Section 310 or 316 of the California Corporations Code; or (x) as to circumstances in which indemnity is expressly prohibited by Section 317 of the California Corporations Code. The exclusions set forth in clauses (iv) through (ix) above shall apply only to indemnification with regard to any action brought by or in the right of Edison International for breach of duty to Edison International or its shareholders. The Amended Bylaws of Edison International also provide that Edison International shall indemnify any director or officer in connection with (a) a proceeding (or part thereof) initiated by him or her only if such proceeding (or part thereof) was authorized by the Board of Directors of Edison International or (b) a proceeding (or part thereof) other than a proceeding by or in the name of Edison International to procure a judgment in its favor, only if any settlement of such a proceeding is approved in writing by Edison International. Indemnification shall cover all costs, charges, expenses, liabilities and losses, including attorneys’ fees, judgments, fines, ERISA excise taxes, or penalties and amounts paid or to be paid in settlement, reasonably incurred or suffered by the director or officer.
Edison International has directors’ and officers’ liability insurance policies in force insuring directors and officers of Edison International and its subsidiaries. Edison International has also entered into written agreements with each of its directors incorporating the indemnification provisions of its Amended Bylaws.

Item 16.    Exhibits.

Exhibit Number		Description

	1	Underwriting Agreement/Distribution Agreement*
3.1
Restated Articles of Incorporation of Edison International, effective December 19, 2006 (File No. 1-9936, filed as Exhibit 3.1 to Edison International’s Form 10-K for the year ended December 31, 2006)**

	3.2	Amended Bylaws of Edison International, as amended October 25, 2018 (File No. 1-9936, filed as Exhibit 3.1 to Edison International's Form 10-Q for the quarter ended September 30, 2018)**

	5	Opinion of Barbara E. Mathews

	23.1	Consent of PricewaterhouseCoopers LLP
	23.2	Consent of Barbara E. Mathews (included in Exhibit 5)

	24	Power of Attorney as to Edison International dated April 25, 2019

**	* To be filed by amendment hereto, pursuant to a Current Report on Form 8-K to be incorporated herein by reference or otherwise filed with the SEC.
** Incorporated by reference pursuant to Rule 411

Item 17.    Undertakings.
(a) The undersigned registrants hereby undertake:
(1) To file, during any period in which offers or sales are being made, a post‑effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post‑effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii), and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post‑effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post‑effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)    Each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)    Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the provisions described herein, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer, or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Edison International certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S‑3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rosemead, State of California on the 30th day of April, 2019.

EDISON INTERNATIONAL

/s/ Aaron D. Moss
Aaron D. Moss
Vice President and Corporate Controller

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

Principal Executive Officer:

/s/ Pedro J. Pizarro
Pedro J. Pizarro	Director, President
	and Chief Executive Officer	April 30, 2019

Principal Financial Officer:

/s/ Maria Rigatti
Maria Rigatti	Executive Vice President and
	Chief Financial Officer	April 30, 2019

Controller or Principal Accounting Officer:

/s/ Aaron D. Moss
Aaron D. Moss	Vice President and	April 30, 2019
Corporate Controller

Majority of Board of Directors:

Jeanne Beliveau-Dunn*	Director	April 30, 2019
Michael C. Camuñez *	Director	April 30, 2019
Vanessa C.L. Chang *	Director	April 30, 2019
James T. Morris *	Director	April 30, 2019
Timothy T. O’Toole *	Director	April 30, 2019
Linda G. Stuntz*	Director	April 30, 2019
William P. Sullivan *	Director	April 30, 2019
Peter J. Taylor *	Director	April 30, 2019
Keith Trent*	Director	April 30, 2019

*By /s/ Kathleen Brennan de Jesus
(Kathleen Brennan de Jesus, Attorney-in-Fact)